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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

To ThermoTrex Corporation and
Thermo Electron Corporation:

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 1, 1996, included in ThermoTrex Corporation's Form 10-K for the year ended September 28, 1996, and our report dated February 12, 1997 (except with respect to the matter discussed in Note 16 as to which the date is March 12, 1997), included in Thermo Electron Corporation's Form 10-K for the year ended December 28, 1996, and to all references to our Firm included in this registration statement.


                                           Arthur Andersen LLP

Boston, Massachusetts
August 29, 1997